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                                                                   EXHIBIT 99(e)

                        KEYCORP STUDENT LOAN TRUST 1999-B

                              OFFICER'S CERTIFICATE

Banker's Trust Company                        Key Bank USA, National Association
Four Albany Street                            800 Superior Avenue, 4th Floor
New York, New York  10006                     Cleveland, Ohio  44114
ATTN: Corporate Trust & Agency Group          ATTN: Senior Vice President
       Structured Finance                     Key Education Resources
Phone: (212) 250-6501                         Phone: (216) 828-9342
Fax:   (212) 250-6439                         Fax:   (216) 828-9301.


Pursuant to Section 3.09 of the Indenture dated as of September 01, 1999 between KeyCorp Student Loan Trust 1999-B, as Issuer, and Banker's Trust Company as Indenture Trustee, the undersigned hereby certifies that (i) a review of the activities of the Issuer from January 1, 2000, through December 31, 2000, and of its performance under the Indenture has been made, and (ii) to the best of our knowledge, based on our review, the Issuer has fulfilled all its obligations under the Indenture throughout such period.

                                   KEYCORP STUDENT LOAN TRUST 1999-B, as Issuer
                                   By:  Bank One, National Association
                                        as Eligible Lender Trustee

                                   By: /s/ Jeffrey L. Kinney
                                      -----------------------------------------
Date: 3/15/01                      Jeffrey L. Kinney
                                   Vice President